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                                                                 Exhibit 5.i.(d)


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

Harold H. MacKay, Q.C.   Robert B. Pletch, Q.C.      A. Robson Garden, Q.C. *   Maurice O. Laprairie, Q.C.    Offices in
Donald K. Wilson, Q.C.   Larry B. LeBlanc, Q.C.      R. Neil MacKay *           Leonard D. Andrychuk, Q.C.    Saskatoon and Regina
Bruce W. Wirth *         David B. Jahnke *           Alain J. Gaucher *         Robert G. Richards, Q.C.
Douglas A. Ballou        Brian J. Kenny              Danny R. Anderson *        Michael D. Tochor             SASKATOON OFFICE:
Douglas C. Hodson *      Robert W. Leurer            James S. Kerby *           Douglas L. Osborn *           1500 - 410 - 22nd
Randy U. Brunet          John A. Dipple              Jeffrey M. Lee *           Kevin C. Wilson *             Street E.
Conrad D. Hadubiak       F. Neil Turcotte *          Eileen V. Libby            Scott A. Exner                Saskatoon,
Paul A. Beke *           Vanessa Monar Enweani *     Grant D. Marshak *         Todd M. Rosenberg *           Saskatchewan
M. Jean Torrens *        Aaron D. Runge              Jordan P. Hardy            Rachelle Verret Morphy        Canada, S7K 5T6
James D. Camplin         Carol L. Carlson *          Kurt G. Wintermute *       Dana D.J. Schindelka          Telephone:
Heather D. Heavin        Michael J. Clark *          Deron A. Kuski             Chris A. Woodland *               (306) 975-7100
Crystal L. Taylor *      Bradley N. Vance            Lynn E. Hnatick *          Brendan M. Delehanty *        Fax:
Michael J. Harmel        Jennifer M. Arndt *         Christine G. Bogad         Jason W. Mohrbutter               (306) 975-7145
H. Tyson Dahlem *        Andrea J. Johnston *                                                                 Website www.mlt.com

                                                                                                            * Resident in Saskatoon
                          ------------------------------------------------
                                              COUNSEL                                            Please refer to: Danny R. Anderson
                                 The Hon. Donald K. MacPherson, Q.C.                             Direct Line: (306) 975-7133
                                    W. Thomas Molloy, O.C., Q.C.*                                E-mail:    DAnderson@mlt.com

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November 9, 2001

IMC Global Inc.
100 South Saunders Road
Suite 300
Lake Forest, IL 60045

-    and -

IMC Canada Ltd.
Belle Plaine Plant Site
Belle Plaine, SK  S0K 0G0

Ladies and Gentlemen:

REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NO. 333-71510

We are issuing this opinion letter in our capacity as special legal counsel in the Province of Saskatchewan to IMC Canada Ltd. ("IMC Canada"), a Canada corporation extra-provincially registered to carry on business in the Province of Saskatchewan. IMC Canada is one of several guarantors (such guarantors, including IMC Canada, are hereinafter collectively referred to as the "Guarantors"), in connection with the proposed registration by IMC Global Inc. (the "Issuer") of $400,000,000 in aggregate principal amount of the Issuer's 10.875% Senior Notes due 2008, Series B (the "Seven-Year Exchange Notes") and $300,000,000 in aggregate principal amount of the Issuer's 11.250% Senior Notes due 2011, Series B (the "Ten-Year Exchange Notes," and together with the Seven-Year Exchange Notes, the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-71510) originally filed with the Securities and Exchange Commission (the "Commission") on October 12, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to indentures (as amended and supplemented from time to time, collectively the "Indenture"), dated as of May 17, 2001, between the Issuer, the Guarantors and The Bank of New York, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's 10.875% Senior Notes due 2008 (the "Old Seven-Year Notes"), of which $400,000,000 in aggregate principal amount is outstanding and 11.250% Senior Notes due 2011 (the "Old Ten-Year
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Notes," and together with the Old Seven-Year Notes, the "Old Notes"), of which $300,000,000 in aggregate principal amount (of which $200,000,000 in the aggregate principal amount was issued in May, 2001 and $100,000,000 in the aggregate principal amount was issued in October, 2001) is outstanding.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of IMC Canada, (ii) minutes and records of the corporate proceedings of IMC Canada with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, and
(iv) the Registration Statement. We have assumed that the resolutions of the sole director of IMC Canada dated May 17, 2001 and October 31, 2001 relating to, among other things, the issuance of the Exchange Notes and the Guarantees, remain in full force and effect, unamended.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than IMC Canada and the due authorization, execution and delivery of all documents by the parties thereto other than IMC Canada. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of IMC Canada and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Exchange Notes have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, and (ii) the Guarantees have been duly executed and delivered by IMC Canada, the Guarantees will be validly issued and binding obligations of IMC Canada.

We hereby consent to the filing of this opinion with the commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of the New Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the laws of the Province of Saskatchewan and the federal laws of Canada applicable therein in force on the date hereof.



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This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the Province of Saskatchewan or the federal laws of Canada applicable therein be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours truly,


/s/ MacPherson Leslie & Tyerman
-------------------------------------
"MacPherson Leslie & Tyerman"